UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55020	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

399 Thornall Street, First Floor
Edison, NJ 08837
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	HEPA	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐⁯ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On July 30, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Meeting”).

As of June 12, 2020, the record date for the Meeting, there were 9,028,245 shares of our common stock outstanding (including 3,184 shares of common stock issuable upon conversion of the Series A Preferred Stock).

At the Meeting, the stockholders voted on the following six proposals and cast their votes as follows:

1. To elect the six (6) persons named herein as nominees for directors of the Company, to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified including Gary S. Jacob, Robert Foster, John P. Brancaccio, Timothy Block, Thomas Adams and Arnold Lippa.

Name	Votes For	Votes Against	Votes Abstained
Gary S. Jacob	1,445,856	0	41,701
Robert Foster	1,457,547	0	30,010
John P. Brancaccio	1,420,645	0	66,912
Timothy Block	1,437,065	0	50,492
Thomas Adams	1,419,787	0	67,770
Arnold Lippa	1,420,712	0	66,845

2. To approve an amendment to the Company’s 2013 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder to 2,500,000 from 40,536.

Votes For	Votes Against	Votes Abstained
894,295	350,598	242,664

3. To ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2020.

Votes For	Votes Against	Votes Abstained
5,725,410	62,441	90,692

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 30, 2020

HEPION PHARMACEUTICALS, INC.

By:	/s/ Robert Foster
Robert Foster
Chief Executive Officer